Securities Purchase Agreement

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of June 16, 2015, is entered into by and between NEAH POWER SYSTEMS, INC., a Nevada corporation (the “Company”), and INTER-MOUNTAIN CAPITAL CORP., a Delaware corporation, its successors and/or assigns (the “Buyer”).

A.

The Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”).

B.

The Buyer desires to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement, a Secured Convertible Promissory Note, in the form attached hereto as Exhibit A, in the original principal amount of $832,500.00 (the “Note”), convertible into shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”), upon the terms and subject to the limitations and conditions set forth in such Note.

C.

This Agreement, the Note, the Security Agreement (as defined below), the Trust Deed (as defined below), the Request (as defined below), the Escrow Agreement (as defined below), the Buyer Trust Deed Notes (as defined below), and all other certificates, documents, agreements, resolutions and instruments delivered to any party under or in connection with this Agreement, as the same may be amended from time to time, are collectively referred to herein as the “Transaction Documents”.

D.

For purposes of this Agreement: “Conversion Shares” means all shares of Common Stock issuable upon conversion of all or any portion of the Note; and “Securities” means the Note and the Conversion Shares.

NOW THEREFORE, the Company and the Buyer hereby agree as follows:

1. Purchase and Sale of Securities.

1.1. Purchase of Securities. On the Closing Date (as defined below), the Company shall issue and sell to the Buyer and the Buyer agrees to purchase from the Company the Note. In consideration thereof, the Buyer shall pay (i) the amount designated as the initial cash purchase price on the Buyer’s signature page to this Agreement (the “Initial Cash Purchase Price”), and (ii) issue to the Company the Buyer Trust Deed Notes (the sum of the initial principal amount of the Buyer Trust Deed Notes, together with the Initial Cash Purchase Price, the “Purchase Price”). Subject to Section 1.5, the Buyer Trust Deed Notes shall be secured no later than five (5) Trading Days (as defined in the Note) after the Closing Date by the Trust Deed substantially in the form attached hereto as Exhibit B, as the same may be amended from time to time (the “Trust Deed”). The Purchase Price and the OID (as defined herein) are allocated to the Tranches (as defined in the Note) of the Note as set forth in the table attached hereto as Exhibit C.

1.2. Form of Payment. On the Closing Date, (i) the Buyer shall pay the Purchase Price to the Company by delivering the following at the Closing: (A) the Initial Cash Purchase Price, which shall be delivered by wire transfer of immediately available funds to the Company, in accordance with the Company’s written wiring instructions, (B) Buyer Trust Deed Note #1 in the principal amount of $150,000.00 duly executed and substantially in the form attached hereto as Exhibit D (“Buyer Trust Deed Note #1”); (C) Buyer Trust Deed Note #2 in the principal amount of $150,000.00 duly executed and substantially in the form attached hereto as Exhibit D (“Buyer Trust Deed Note #2”); (D) Buyer Trust Deed Note #3 in the principal amount of $150,000.00 duly executed and substantially in the form attached hereto as Exhibit D (“Buyer Trust Deed Note #3”); and (E) Buyer Trust Deed Note #4 in the principal amount of $150,000.00 duly executed and substantially in the form attached hereto as Exhibit D (“Buyer Trust Deed Note #4”, and together with Buyer Trust Deed Note #1, Buyer Trust Deed Note #2, and Buyer Trust Deed Note #3, the “Buyer Trust Deed Notes”).

1.3. Closing Date. Subject to the satisfaction (or written waiver) of the conditions set forth in Section 5 and Section 6 below, the date and time of the issuance and sale of the Securities pursuant to this Agreement (the “Closing Date”) shall be 5:00 p.m., Eastern Time on or about June 16, 2015, or such other mutually agreed upon time. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date at the offices of the Buyer unless otherwise agreed upon by the parties.

1.4. Collateral for Note. The Note shall be secured by the collateral set forth in that certain Security Agreement attached hereto as Exhibit E listing all of the Buyer Trust Deed Notes as the sole and exclusive security for the Company’s obligations under the Transaction Documents (the “Security Agreement”).

1.5. Collateral for Buyer Trust Deed Notes. Within five (5) Trading Days after the Closing, the Buyer shall execute and cause to be recorded the Trust Deed in the official records of Wasatch County, Utah. Notwithstanding anything to the contrary herein or in any other Transaction Document, the Buyer may, in the Buyer’s sole discretion, add additional collateral to the collateral covered by the Trust Deed (the “Collateral”), and may substitute Collateral as the Buyer deems fit, provided that the net fair market value of the substituted Collateral may not be less than the aggregate principal balance of the Buyer Trust Deed Notes as of the date of any such substitution. In the event of a substitution of Collateral, the Buyer shall timely execute any and all amendments and documents necessary or advisable in order to release the original Collateral and properly grant a security interest upon the substitute collateral in favor of the Company, and the Company shall take such other measures as are necessary or advisable in order to accomplish the intent of the Transaction Documents, including without limitation, execution of a request to release a lien against the original Collateral within five (5) Trading Days after written request from the Buyer. The Company acknowledges and agrees that the Collateral may be encumbered by other monetary liens in priority and/or subordinate positions. The intent of the parties is that the net fair market value of the Collateral (less any other prior liens or encumbrances) will be equal to or greater than the aggregate outstanding balance of the Buyer Trust Deed Notes. To the extent the fair market value of the Collateral (less any other liens or encumbrances) is less than the total outstanding balance of all the Buyer Trust Deed Notes, then the Collateral will be deemed to only secure those Buyer Trust Deed Notes with an aggregate outstanding balance that is less than or equal to such net fair market value of the Collateral, applied in numerical order of the Buyer Trust Deed Notes. By way of example only, if the fair market value of the Collateral is determined by appraisal to be $600,000.00 and the Collateral is encumbered by $450,000.00 of prior liens, then the net fair market value for purposes of this section is $150,000.00 ($600,000.00 - $450,000.00). Accordingly, the Collateral will be deemed to secure only Buyer Trust Deed Note #1, while Buyer Trust Deed Notes #2, #3, and #4 shall be deemed unsecured. If the Collateral is subsequently appraised for $600,000.00 with all prior liens removed, then the Collateral will automatically be deemed to secure Buyer Trust Deed Notes #1, #2, #3, and #4 ($150,000.00 x 4 = $600,000.00).

1.6. Original Issue Discount; Transaction Expenses. The Note carries an original issue discount of $75,000.00 (the “OID”). In addition, the Company agrees to pay $7,500.00 to the Buyer to cover the Buyer’s legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of the Securities (the “Transaction Expense Amount”), all of which amount is included in the initial principal balance of this Note. The Purchase Price, therefore, shall be $750,000.00, computed as follows: $832,500.00 original principal balance, less the OID, less the Transaction Expense Amount. The Initial Cash Purchase Price shall be the Purchase Price less the sum of the initial principal amounts of the Buyer Trust Deed Notes.

2. Buyer’s Representations and Warranties. The Buyer represents and warrants to the Company that: (i) this Agreement has been duly and validly authorized; (ii) this Agreement constitutes a valid and binding agreement of the Buyer enforceable in accordance with its terms; (iii) the Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the 1933 Act, and (iv) this Agreement, the Buyer Trust Deed Notes, and the Trust Deed have been duly executed and delivered on behalf of the Buyer.

3. Representations and Warranties of the Company. The Company represents and warrants to the Buyer that: (i) the Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted; (ii) the Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary; (iii) the Company has registered its Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is obligated to file reports pursuant to Section 13 or Section 15(d) of the 1934 Act; (iv) each of the Transaction Documents and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Company; (v) this Agreement, the Note, the Security Agreement, and the other Transaction Documents have been duly executed and delivered by the Company and constitute the valid and binding obligations of the Company enforceable in accordance with their terms, subject as to enforceability only to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally; (vi) the execution and delivery of the Transaction Documents by the Company, the issuance of Securities in accordance with the terms hereof, and the consummation by the Company of the other transactions contemplated by the Transaction Documents do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (a) the Company’s formation documents or bylaws, each as currently in effect, (b) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock, or (c) to the Company’s knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of the Company’s properties or assets; (vii) no further authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders or any lender of the Company is required to be obtained by the Company for the issuance of the Securities to the Buyer; (viii) none of the Company’s filings with the SEC contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; (ix) the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC under the 1934 Act on a timely basis or has received a valid extension of such time of filing and has filed any such report, schedule, form, statement or other document prior to the expiration of any such extension; (x) the Company is not a “Shell Company,” as such type of “issuer” is described in Rule 144(i)(1) under the 1933 Act; (xi) the Company has taken no action which would give rise to any claim by any person or entity for a brokerage commission, placement agent or finder’s fees or similar payments by the Buyer relating to the Note or the transactions contemplated hereby; and (xii) except for such fees arising as a result of any agreement or arrangement entered into by the Buyer without the knowledge of the Company (a “Buyer’s Fee”), the Buyer shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this subsection that may be due in connection with the transactions contemplated hereby and the Company shall indemnify and hold harmless each of the Buyer, the Buyer’s employees, officers, directors, stockholders, managers, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorneys’ fees) and expenses suffered in respect of any such claimed or existing fees (other than a Buyer’s Fee, if any).

4. Covenants.

4.1. Until all of the Company’s obligations hereunder are paid and performed in full, or within the timeframes otherwise specifically set forth below, the Company shall comply with the following covenants: (i) from the date hereof until the date that is six (6) months after all the Conversion Shares either have been sold by the Buyer, or may permanently be sold by the Buyer without any restrictions pursuant to Rule 144, the Company shall timely make all filings required to be made by it under the 1933 Act, the 1934 Act, Rule 144 or any United States securities laws and regulations thereof applicable to the Company or by the rules and regulations of its principal trading market, and such filings shall conform to the requirements of applicable laws, regulations and government agencies, and, unless such filings are publicly available on the SEC’s EDGAR system (via the SEC’s web site at no additional charge), the Company shall provide a copy thereof to the Buyer promptly after such filings; (ii) so long as the Buyer beneficially owns any of the Securities and for at least twenty (20) Trading Days thereafter, the Company shall file all reports required to be filed with the SEC pursuant to Sections 13 or 15(d) of the 1934 Act, and shall take all reasonable action under its control to ensure that adequate current public information with respect to the Company, as required in accordance with Rule 144, is publicly available, and shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination; (iii) the Common Stock shall be listed or quoted for trading and shall remain trading on any of (a) the NYSE Amex, (b) the New York Stock Exchange, (c) the Nasdaq Global Market, (d) the Nasdaq Capital Market, (e) the OTC Bulletin Board, (f) the OTCQX, or (g) the OTCQB; (iv) the Company shall use the net proceeds received hereunder for working capital and general corporate purposes only; provided, however, the Company will not use such proceeds to pay fees payable (a) to any broker or finder relating to the offer and sale of the Securities unless such broker, finder, or other party is a registered investment adviser or registered broker-dealer and such fees are paid in full compliance with all applicable laws and regulations, or (b) to any other party relating to any financing transaction effected prior to the date hereof; and (v) from and after the date hereof and until all of the Company’s obligations hereunder and the Note are paid and performed in full, the Company shall not transfer, assign, sell, pledge, hypothecate or otherwise alienate or encumber the Buyer Trust Deed Notes in any way without the prior written consent of the Buyer.

4.2. During the period beginning on the Closing Date and ending on the date that the Buyer no longer owns any of the Securities, the Buyer will not directly or through an affiliate engage in any open market Short Sales (as defined below) of the Common Stock; provided; however, that unless and until the Company has affirmatively demonstrated by the use of specific evidence that the Buyer is engaging in open market Short Sales, the Buyer shall be assumed to be in compliance with the provisions of this Section and the Company shall remain fully obligated to fulfill all of its obligations under the Transaction Documents; and provided, further, that (i) the Company shall under no circumstances be entitled to request or demand that the Buyer either (A) provide trading or other records of the Buyer or of any party or (B) affirmatively demonstrate that the Buyer or any other party has not engaged in any such Short Sales in breach of these provisions as a condition to the Company’s fulfillment of its obligations under any of the Transaction Documents, (ii) the Company shall not assert the Buyer’s or any other party’s failure to demonstrate such absence of such Short Sales or provide any trading or other records of the Buyer or any other party as all or part of a defense to any breach of the Company’s obligations under any of the Transaction Documents, and (iii) the Company shall have no setoff right with respect to any such Short Sales.  As used herein, “Short Sale” has the meaning provided in Rule 3b-3 under the 1934 Act.

5. Conditions to the Company’s Obligation to Sell. The obligation of the Company hereunder to issue and sell the Securities to the Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions:

5.1. The Buyer shall have executed this Agreement, the Buyer Trust Deed Notes, the Trust Deed and the Escrow Agreement substantially in the form attached hereto as Exhibit G (the “Escrow Agreement”), and delivered the same to the Company.

5.2. The Buyer shall have delivered the Purchase Price in accordance with Section 1.2 above.

6. Conditions to the Buyer’s Obligation to Purchase. The obligation of the Buyer hereunder to purchase the Securities at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion:

6.1. The Company shall have executed this Agreement and delivered the same to the Buyer.

6.2. The Company shall have delivered to the Buyer the duly executed Note in accordance with Section 1.2 above.

6.3. The Company shall have executed and delivered to the Buyer a Request for Full Reconveyance (the “Request”) substantially in the form attached hereto as Exhibit F, and the Escrow Agreement.  The Escrow Agent under the Escrow Agreement shall also have executed and delivered to the Buyer the Escrow Agreement.

6.4. The Irrevocable Letter of Instructions to Transfer Agent shall have been delivered to and acknowledged in writing by the Company’s transfer agent (the “Transfer Agent”) substantially in the form attached hereto as Exhibit H.

6.5. The Company shall have delivered to the Buyer a fully executed Secretary’s Certificate evidencing the Company’s approval of the Transaction Documents substantially in the form attached hereto as Exhibit I.

6.6. The Company shall have delivered to the Buyer a fully executed Share Issuance resolution to be delivered to the Transfer Agent substantially in the form attached hereto as Exhibit J.

6.7. The Company shall have delivered to the Buyer fully executed copies of the Security Agreement, and all other Transaction Documents required to be executed by the Company herein or therein.

7. Reservation of Shares. At all times during which the Note is convertible, the Company will reserve from its authorized and unissued Common Stock to provide for the issuance of Common Stock upon the full conversion of the Note. The Company will at all times reserve at least three times the number of shares of Common Stock necessary to convert the total Outstanding Balance (as defined in and determined pursuant to the Note) of the Note (the “Share Reserve”), but in any event not less than 100,000,000 shares of Common Stock shall be reserved at all times for such purpose (the “Transfer Agent Reserve”). The Company further agrees that it will cause its transfer agent to immediately add shares of Common Stock to the Transfer Agent Reserve in increments of 10,000,000 shares as and when requested by the Buyer in writing from time to time, provided that such incremental increases do not cause the Transfer Agent Reserve to exceed the Share Reserve. In furtherance thereof, from and after the date hereof and until such time that the Note has been paid in full, the Company shall require its transfer agent to reserve for the purpose of issuance of Conversion Shares under the Note, a number of shares of Common Stock equal to the Transfer Agent Reserve. The Company shall further require its transfer agent to hold such shares of Common Stock exclusively for the benefit of the Buyer and to issue such shares to the Buyer promptly upon the Buyer’s delivery of a conversion notice under the Note.

8. Miscellaneous. The provisions set forth in this Section 8 shall apply to this Agreement, as well as all other Transaction Documents as if these terms were fully set forth therein.

8.1. Cross Default. Any Event of Default (as defined in the Note) shall be deemed a default under this Agreement. Upon a default of this Agreement by the Company, the Buyer shall have all those rights and remedies available at law or in equity, including without limitation those remedies set forth in the Note.

8.2. Governing Law; Venue. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Utah for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each party consents to and expressly agrees that venue for Arbitration (as defined in Exhibit K) of any dispute arising out of or relating to any Transaction Document or the relationship of the parties or their affiliates shall be in Salt Lake County or Utah County, Utah. Without modifying the parties obligations to resolve disputes hereunder pursuant to the Arbitration Provisions (as defined below), for any litigation arising in connection with any of the Transaction Documents, each party hereto hereby (a) consents to and expressly submits to the exclusive personal jurisdiction of any state or federal court sitting in Salt Lake County, Utah, (b) expressly submits to the venue of any such court for the purposes hereof, and (c) waives any claim of improper venue and any claim or objection that such courts are an inconvenient forum or any other claim or objection to the bringing of any such proceeding in such jurisdictions or to any claim that such venue of the suit, action or proceeding is improper.

8.3. Arbitration of Claims. The parties shall submit all Claims (as defined in Exhibit K) arising under this Agreement or any other Transaction Document or other agreements between the parties and their affiliates to binding arbitration pursuant to the arbitration provisions set forth in Exhibit K attached hereto (the “Arbitration Provisions”). The parties hereby acknowledge and agree that the Arbitration Provisions are unconditionally binding on the parties hereto and are severable from all other provisions of this Agreement. Any capitalized term not defined in the Arbitration Provisions shall have the meaning set forth in this Agreement. By executing this Agreement, the Company represents, warrants and covenants that the Company has reviewed the Arbitration Provisions carefully, consulted with legal counsel about such provisions (or waived its right to do so), understands that the Arbitration Provisions are intended to allow for the expeditious and efficient resolution of any dispute hereunder, agrees to the terms and limitations set forth in the Arbitration Provisions, and that the Company will not take a position contrary to the foregoing representations. The Company acknowledges and agrees that the Buyer may rely upon the foregoing representations and covenants of the Company regarding the Arbitration Provisions.

8.4. Counterparts. Each Transaction Document may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of a Transaction Document (or such party’s signature page thereof) will be deemed to be an executed original thereof.

8.5. Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

8.6. Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the parties hereto.

8.7. Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of: (a) the date delivered, if delivered by personal delivery as against written receipt therefor or by e-mail to an executive officer, or by facsimile (with successful transmission confirmation), (b) the earlier of the date delivered or the third Trading Day after deposit, postage prepaid, in the United States Postal Service by certified mail, or (c) the earlier of the date delivered or the third Trading Day after mailing by express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by five (5) calendar days’ advance written notice similarly given to each of the other parties hereto):

If to the Company:

Neah Power Systems, Inc.

Attn: Gerard C. D'Couto

22118 20th Avenue SE, Suite 142

Bothell, Washington 98021

If to the Buyer:

Inter-Mountain Capital Corp.

Attn: John Fife

303 East Wacker Drive, Suite 1040

Chicago, Illinois 60601

With a copy to (which copy shall not constitute notice):

Hansen Black Anderson Ashcraft PLLC

Attn: Jonathan K. Hansen

3051 West Maple Loop Drive, Suite 325

Lehi, Utah 84043

8.8. Successors and Assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by the Buyer hereunder may be assigned by the Buyer to a third party, including its financing sources, in whole or in part, without the need to obtain the Company’s consent thereto. The Company may not assign its rights or obligations under this Agreement or delegate its duties hereunder without the prior written consent of the Buyer.

8.9. Survival. The representations and warranties of the Company and the agreements and covenants set forth in this Agreement shall survive the Closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of the Buyer. The Company agrees to indemnify and hold harmless the Buyer and all its officers, directors, employees, attorneys, and agents for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

8.10. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

8.11. Buyer’s Rights and Remedies Cumulative; Liquidated Damages. All rights, remedies, and powers conferred in this Agreement and the Transaction Documents are cumulative and not exclusive of any other rights or remedies, and shall be in addition to every other right, power, and remedy that the Buyer may have, whether specifically granted in this Agreement or any other Transaction Document, or existing at law, in equity, or by statute, and any and all such rights and remedies may be exercised from time to time and as often and in such order as the Buyer may deem expedient. The parties acknowledge and agree that upon the Company’s failure to comply with the provisions of the Transaction Documents, the Buyer’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates and future share prices, the Buyer’s increased risk, and the uncertainty of the availability of a suitable substitute investment opportunity for the Buyer, among other reasons. Accordingly, any fees, charges, and default interest due under the Transaction Documents are intended by the parties to be, and shall be deemed, liquidated damages. The parties agree that such liquidated damages are a reasonable estimate of the Buyer’s actual damages and not a penalty, and shall not be deemed in any way to limit any other right or remedy the Buyer may have hereunder, at law or in equity. The parties acknowledge and agree that under the circumstances existing at the time this Agreement is entered into, such liquidated damages are fair and reasonable and are not penalties. All fees, charges, and default interest provided for in the Transaction Documents are agreed to by the parties to be based upon the obligations and the risks assumed by the parties as of the Closing Date and are consistent with investments of this type. The liquidated damages provisions of the Transaction Documents shall not limit or preclude a party from pursuing any other remedy available at law or in equity; provided, however, that the liquidated damages provided for in the Transaction Documents are intended to be in lieu of actual damages.

8.12. Ownership Limitation. Notwithstanding anything to the contrary contained in this Agreement or the other Transaction Documents, if at any time the Buyer shall or would be issued shares of Common Stock under any of the Transaction Documents, but such issuance would cause the Buyer (together with its affiliates) to beneficially own a number of shares exceeding the Maximum Percentage (as defined in the Note), then the Company must not issue to the Buyer the shares that would cause the Buyer to exceed the Maximum Percentage. For purposes of this Section, beneficial ownership of Common Stock will be determined under Section 13(d) of the 1934 Act.

8.13. Attorneys’ Fees and Cost of Collection. In the event of any action at law or in equity to enforce or interpret the terms of this Agreement or any of the other Transaction Documents, the parties agree that the party who is awarded the most money shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys’ fees and expenses paid by such prevailing party in connection with the litigation and/or dispute without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair a court’s power to award fees and expenses for frivolous or bad faith pleading. If (a) the Note is placed in the hands of an attorney for collection or enforcement prior to commencing legal proceedings, or is collected or enforced through any legal proceeding, or the Buyer otherwise takes action to collect amounts due under the Note or to enforce the provisions of the Note; or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting the Company’s creditors’ rights and involving a claim under the Note; then the Company shall pay the costs incurred by the Buyer for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements.

8.14. Waiver. No waiver of any provision of this Agreement shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

8.15. Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY’S RIGHT TO DEMAND TRIAL BY JURY.

8.16. Time of the Essence. Time is expressly made of the essence of each and every provision of this Agreement and the other Transaction Documents.

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SUBSCRIPTION AMOUNT:

Principal Amount of Note:

$832,500.00

Initial Cash Purchase Price:

$150,000.00

IN WITNESS WHEREOF, the undersigned Buyer and Company have caused this Agreement to be duly executed as of the date first above written.

BUYER:

INTER-MOUNTAIN CAPITAL CORP.

By: _________________________

       John M. Fife, President

COMPANY:

NEAH POWER SYSTEMS, INC.

By:_________________                 ________

Printed Name: _________________________

Title: ___________              ______________

ATTACHED EXHIBITS:

Exhibit A

Note

Exhibit B

Trust Deed

Exhibit C

Allocation of Purchase Price

Exhibit D

Form of Buyer Trust Deed Note

Exhibit E

Security Agreement

Exhibit F

Request

Exhibit G

Escrow Agreement

Exhibit H

Irrevocable Transfer Agent Instructions

Exhibit I

Secretary’s Certificate

Exhibit J

Share Issuance Resolution

Exhibit K

Arbitration Provisions

EXHIBIT K

ARBITRATION PROVISIONS

1. Dispute Resolution. For purposes of this Exhibit K, the term “Claims” means any disputes, claims, demands, causes of action, liabilities, damages, losses, or controversies whatsoever arising from related to or connected with the transactions contemplated in the Transaction Documents and any communications between the parties related thereto, including without limitation any claims of mutual mistake, mistake, fraud, misrepresentation, failure of formation, failure of consideration, promissory estoppel, unconscionability, failure of condition precedent, rescission, and any statutory claims, tort claims, contract claims, or claims to void, invalidate or terminate the Agreement or any of the other Transaction Documents. The parties hereby agree that the arbitration provisions set forth in this Exhibit K (“Arbitration Provisions”) are binding on the parties hereto and are severable from all other provisions in the Transaction Documents. As a result, any attempt to rescind the Agreement or declare the Agreement or any other Transaction Document invalid or unenforceable for any reason is subject to these Arbitration Provisions. These Arbitration Provisions shall also survive any termination or expiration of the Agreement.

2. Arbitration. Except as otherwise provided herein, all Claims must be submitted to arbitration (“Arbitration”) pursuant to the terms set forth in these Arbitration Provisions. The parties agree that the award of the arbitrator shall be final and binding upon the parties; shall be the sole and exclusive remedy between them regarding any Claims, counterclaims, issues, or accountings presented or pleaded to the arbitrator; and shall promptly be payable in United States dollars free of any tax, deduction or offset (with respect to monetary awards). Any costs or fees, including without limitation attorneys’ fees, incident to enforcing the arbitrator’s award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement. The award shall include Default Interest (as defined in the Note) both before and after the award. Judgment upon the award of the arbitrator may be entered in any court of competent jurisdiction, or application may be made to such court for a judicial acceptance of the award or an order of enforcement. The parties hereby incorporate herein the provisions and procedures set forth in the Utah Uniform Arbitration Act, U.C.A. § 78B-11-101 et seq. (as amended or superseded from time to time, the “Arbitration Act”). In the event of conflict between the terms of these Arbitration Provisions and the provisions of the Arbitration Act, the terms of these Arbitration Provisions shall control.

3. Arbitration Proceedings. Arbitration between the parties will be subject to the following procedures:

3.1. Pursuant to Section 110 of the Arbitration Act, the parties agree that a party may initiate Arbitration by giving written notice to the other party (“Arbitration Notice”) in the same manner that notice is permitted under Section 8.7 of the Agreement; provided, however, that the Arbitration Notice may not be given by email or fax. Arbitration will be deemed initiated as of the date that the Arbitration Notice is deemed delivered under Section 8.7 of the Agreement (the “Service Date”). After the Service Date, information may be delivered, and notices may be given, by email or fax pursuant to Section 8.7 of the Agreement. The Arbitration Notice must describe the nature of the controversy, the remedies sought, and the election to commence Arbitration proceedings. All Claims in the Arbitration Notice must be pleaded consistent with the Utah Rules of Civil Procedure.

3.2. Within ten (10) calendar days after the Service Date, the Buyer shall select and submit to the Company the names of three arbitrators that are designated as “neutrals” or qualified arbitrators by Utah ADR Services (http://www.utahadrservices.com) (such three designated persons are referred to herein as the “Proposed Arbitrators”). Within ten (10) calendar days after the Buyer has submitted to the Company the names of the Proposed Arbitrators, the Company must select, by written notice to the Buyer, one (1) of the Proposed Arbitrators to act as the arbitrator for the parties under these Arbitration Provisions. If the Company fails to select one of the Proposed Arbitrators in writing within such 10-day period, then the Buyer may select the arbitrator from the Proposed Arbitrators by providing written notice of such selection to the Company. If the Buyer fails to identify the Proposed Arbitrators within the time period required above, then the Company may at any time prior to the Buyer designating the Proposed Arbitrators select one (1) arbitrator from Utah ADR Services by written notice to the Buyer. Subject to subparagraph 3.12 below, the cost of the arbitrator must be paid equally by both parties; provided, however, that if one party refuses or fails

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to pay its portion of the arbitrator fee, then the other party can advance such unpaid amount (subject to the accrual of Default Interest thereupon), with such amount added to or subtracted from, as applicable, the award granted by the arbitrator. If Utah ADR Services ceases to exist or to provide a list of neutrals, then the arbitrator shall be selected under the then prevailing rules of the American Arbitration Association. The date that the selected arbitrator agrees in writing to serve as the arbitrator hereunder is referred to herein as the “Arbitration Commencement Date”.

3.3. An answer and any counterclaims to the Arbitration Notice, which must be pleaded consistent with the Utah Rules of Civil Procedure, shall be required to be delivered to the other party within twenty (20) calendar days after the Service Date. Upon request, the arbitrator is hereby instructed to render a default award, consistent with the relief requested in the Arbitration Notice, against a party that fails to submit an answer within such time period.

3.4. The party that delivers the Arbitration Notice to the other party shall have the option to also commence legal proceedings with any state or federal court sitting in Salt Lake County, Utah (“Litigation Proceedings”), subject to the following: (i) the complaint in the Litigation Proceedings is to be substantially similar to the claims set forth in the Arbitration Notice, provided that an additional cause of action to compel arbitration may also be included therein, (ii) so long as the other party files an answer to the complaint in the Litigation Proceedings and an answer to the Arbitration Notice, the Litigation Proceedings will be stayed pending an award of the Arbitrator hereunder, (iii) if the other party fails to file an answer in the Litigation Proceedings or an answer in the Arbitration Proceedings, then the party initiating Arbitration shall be entitled to a default judgment consistent with the relief requested, to be entered in the Litigation Proceedings, and (iv) any legal or procedural issue arising under the Arbitration Act that requires a decision of a court of competent jurisdiction may be determined in the Litigation Proceedings. Any award of the arbitrator may be entered in such Litigation Proceedings pursuant to the Arbitration Act.

3.5. Pursuant to Section 118(8) of the Arbitration Act, the parties agree that discovery shall be conducted in accordance with the Utah Rules of Civil Procedure; provided, however, that incorporation of such rules will in no event supersede the Arbitration Provisions set forth herein, including without limitation the time limitation set forth in Paragraph 3.9 below, and the following:

(a) Discovery will only be allowed if the likely benefits of the proposed discovery outweigh the burden or expense, and the discovery sought is likely to reveal information that will satisfy a specific element of a claim or defense already pleaded in the Arbitration. The party seeking discovery shall always have the burden of showing that all of the standards and limitations set forth in these Arbitration Provisions are satisfied. The scope of discovery in the Arbitration proceedings shall also be limited as follows:

(i) To facts directly connected with the transactions contemplated by the Agreement.

(ii) To facts and information that cannot be obtained from another source that is more convenient, less burdensome or less expensive.

(b) No party shall be allowed (a) more than fifteen (15) interrogatories (including discrete subparts), (b) more than fifteen (15) requests for admission (including discrete subparts), (c) more than ten (10) document requests (including discrete subparts), or (d) more than three depositions (excluding expert depositions) for a maximum of seven (7) hours per deposition.

3.6. Any party submitting any written discovery requests, including interrogatories, requests for production, subpoenas to a party or a third party, or requests for admissions, must prepay the estimated attorneys’ fees and costs, as determined by arbitrator, before the responding party has any obligation to produce or respond.

(a) All discovery requests must be submitted in writing to the arbitrator and the other party before issuing or serving such discovery requests. The party issuing the written discovery requests must include with such discovery requests a detailed explanation of how the proposed discovery requests satisfy the requirements of these Arbitration Provisions and the Utah Rules of Civil Procedure. Any party will then be allowed to submit to the arbitrator an estimate of the attorneys’ fees and costs associated with responding to such written discovery

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requests and a written challenge to each applicable discovery request. After receipt of an estimate of attorneys’ fees and costs and/or challenge to one or more discovery requests, the arbitrator will make a finding as to the likely attorneys’ fees and costs associated with responding to the discovery requests and issue an order that (A) requires the requesting the party to prepay the attorneys’ fees and costs associated with responding to the discovery requests, and (B) requires the responding party to respond to the discovery requests as limited by the arbitrator within a certain period of time after receiving payment from the requesting party.

(b)  In order to allow a written discovery request, the arbitrator must find that the discovery request satisfies the standards set forth in these Arbitration Provisions and the Utah Rules of Civil Procedure. The arbitrator must strictly enforce these standards. If a discovery request does not satisfy any of the standards set forth in these Arbitration Provisions or the Utah Rules of Civil Procedure, the arbitrator may modify such discovery request to satisfy the applicable standards, or strike such discovery request in whole or in part.

(c) The parties hereby agree that the following information is not directly connected with the Transaction Documents and thus are not discoverable: transactions with third parties (e.g., trading records not directly related to a conversion contemplated under the Agreement) or any information related to an affiliate of a party hereto.

(d) Discovery deadlines will be set forth in a scheduling order issued by the arbitrator. The parties hereby authorize and direct the arbitrator to take such actions and make such rulings as may be necessary to carry out the parties’ intent for the arbitration proceedings to be efficient and expeditious.

3.7. Each party will be required to submit expert reports (and rebuttals thereto) by the deadlines established by the arbitrator. Expert reports must contain the following: (1) a complete statement of all opinions the expert will offer at trial and the basis and reasons for them; (2) the expert’s name and qualifications, including a list of all publications within the preceding 10 years, and a list of any other cases in which the expert has testified at trial or in a deposition or prepared a report within the preceding 10 years; and (4) the compensation to be paid for the expert’s study and testimony. The parties are entitled to depose any other party’s expert witness one time for no more than 4 hours. An expert may not testify in a party’s case-in-chief concerning any matter not fairly disclosed in the expert report.

3.8. All information disclosed by either party during the Arbitration process (including without limitation information disclosed during the discovery process) shall be considered confidential in nature. Each party agrees not to disclose any confidential information received from the other party during the discovery process unless (i) prior to or after the time of disclosure such information becomes public knowledge or part of the public domain, not as a result of any inaction or action of the receiving party, (ii) such information is required by a court order, subpoena or similar legal duress to be disclosed if such receiving party has notified the other party thereof in writing and given it a reasonable opportunity to obtain a protective order from a court of competent jurisdiction prior to disclosure; or (iii) disclosed to the receiving party’s agents, representatives and legal counsel on a need to know basis who each agree in writing not to disclose such information to any third party. Pursuant to Section 118(5) of the Arbitration Act, any arbitrator selected is hereby authorized and directed to issue a protective order to prevent the disclosure of privileged information and confidential information upon the written request of either party.

3.9. The parties hereby authorize and direct the arbitrator to take such actions and make such rulings as may be necessary to carry out the parties’ intent for the arbitration proceedings to be efficient and expeditious. Pursuant to Section 120 of the Arbitration Act, the parties hereby agree that an award of the arbitrator must be made within 150 days after the Arbitration Commencement Date. The arbitrator is hereby authorized and directed to hold a scheduling conference within ten (10) calendar days after the Arbitration Commencement Date in order to establish a scheduling order with various binding deadlines for discovery, expert testimony, and the submission of documents by the parties to enable the arbitrator to render a decision prior to the end of such 150-day period. The Utah Rules of Evidence will apply to any final hearing before the arbitrator.

3.10. The arbitrator shall have the right to award or include in the arbitrator’s award any relief which the arbitrator deems proper in the circumstances, including, without limitation, specific performance and injunctive relief, provided that the arbitrator may not award exemplary or punitive damages.

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3.11. If any part of these Arbitration Provisions is found to violate applicable law or to be illegal, then such provision shall be modified to the minimum extent necessary to make such provision enforceable under applicable law.

3.12. The arbitrator is hereby directed to require the losing party to (i) pay the full amount of the costs and fees of the arbitrator, and (ii) reimburse the prevailing party the reasonable attorneys’ fees, arbitrator costs, deposition costs, and other discovery costs incurred by the prevailing party.

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